Exhibit 1.1

NAVIOS MARITIME PARTNERS L.P.

Common Units representing limited partner interests

AMENDMENT NO. 2 TO

CONTINUOUS OFFERING PROGRAM SALES AGREEMENT

August 3, 2020

S. Goldman Capital LLC

599 Lexington Avenue, 35th Floor

New York, New York 10022

Ladies and Gentlemen:

This Amendment No. 2 to Continuous Offering Program Sales Agreement, dated as of the date first set forth above (this “Amendment”) amends that certain Continuous Offering Program Sales Agreement, dated as of November 18, 2016 (the “Agreement”), as amended by Amendment No.1, dated as of June 2, 2017, by and among S. Goldman Capital LLC (“S. Goldman”), Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Partnership”), Navios GP L.L.C., a Marshall Islands limited liability company (the “Former General Partner”), and Navios Maritime Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company”). Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.

BACKGROUND

A. On November 18, 2016, the Partnership and S. Goldman entered into the Agreement, which provided for the issuance and sale from time to time of up to $25,000,000 of Common Units under the Partnership’s registration statement on Form F-3 (Registration No. 333-192176) (the “First Registration Statement”).

B. The First Registration Statement expired on January 15, 2017.

C. On June 2, 2017, the parties amended the Agreement in order to allow the continued offer and sale of up to $22,243,642 of Common Units under a separate registration statement on Form F-3 (Registration No. 333-215529) (the “Second Registration Statement”).

D. The Second Registration Statement expired on May 5, 2020.

E. The general partner interests in the Partnership previously held by the Former General Partner were acquired by Olympos Maritime Ltd. on August 29, 2019.

E. The parties now wish to amend the Agreement in order to (i) allow the continued offer and sale of up to $22,243,642 of Common Units under a separate registration statement on Form F-3 (Registration No. 333- 237934) (the “New Registration Statement”) and (ii) provide for the assumption of the rights and obligations of the Former General Partner under the Agreement by Olympos Maritime Ltd.

AGREEMENT

In consideration of the foregoing, the parties hereby agree as follows:

1. Filing of Second Registration Statement. The term “Registration Statement” in the Agreement shall be deemed to mean: (a) prior to June 2, 2017, the First Registration Statement, (b) from June 2, 2017 to the date of this Amendment, the Second Registration Statement and (c) from and after the date of this Amendment, the New Registration Statement. Sales under the New Registration Statement may commence at any time after the filing of a prospectus supplement pursuant to Rule 424(b) under the Securities Act, which shall contain substantially the same plan of distribution as contained in the prospectus supplement filed with respect to the Second Registration Statement (the “New Prospectus Supplement”). References in the Agreement, as amended, to the “Prospectus” shall, with respect to sales made under the New Registration Statement, refer to the New Prospectus Supplement and the base prospectus dated May 15, 2020 and related to the New Registration Statement.

2. Assumption of Rights and Obligations of the General Partner. The term “General Partner” shall mean: (a) prior to the date of this Amendment, Navios GP L.L.C., and (c) from and after the date of this Amendment, Olympos Maritime Ltd. The term “Partnership Parties” shall mean: (a) prior to the date of this Amendment, the Partnership, the Operating Company and Navios GP L.L.C., collectively, and (c) from and after the date of this Amendment, the Partnership, the Operating Company and Olympos Maritime Ltd., collectively.

4. Assumption of Rights and Obligations of the General Partner. Olympos Maritime Ltd. hereby expressly assumes all obligations and liabilities of the General Partner under the Agreement.

2. Representations and Warranties. The Company hereby represents and warrants that the representations and warranties of each of the Partnership Parties, as set forth in Section 1 of the Agreement, are true and correct as of the date of this Amendment.

3. Miscellaneous. All other terms of the Agreement shall remain in full force and effect including, without limitation, all indemnification and contribution terms set forth therein.

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If the foregoing correctly sets forth the understanding among the Partnership Parties and S. Goldman, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement among the Partnership Parties and S. Goldman.

Very truly yours,

NAVIOS MARITIME PARTNERS L.P.

By:	/s/ Efstratios Desypris
Name:	Efstratios Desypris
Title:	Chief Financial Officer

OLYMPOS MARITIME LTD.

By: Navios Maritime Holdings Inc., its sole member

By:	/s/ Brigido Navarro
Name:	Brigido Navarro
Title:	Sole Director

NAVIOS MARITIME OPERATING L.L.C.

By: Navios Maritime Partners L.P., its sole member

By: Navios GP L.L.C., its general partner

By:	/s/ Vasiliki Papaefthymiou
Name:	Vasiliki Papaefthymiou
Title:	Secretary

[Signature Page to Amendment No. 2 to Continuous Offering Program Sales Agreement]

ACCEPTED as of the date first-above written:

S. GOLDMAN CAPITAL LLC

By:	/s/ Sheldon M. Goldman
Name:	Sheldon M. Goldman
Title:	Senior Managing Director

[Signature Page to Amendment No. 2 to Continuous Offering Program Sales Agreement]